____________, 1996


The Equitable Life Assurance Society of the United States
787 Seventh Avenue
New York, New York 10019


      This consent is furnished in connection with the filing of the Registration Statement on Form S-6 ("Registration Statement") of Separate Account FP ("Separate Account FP") of The Equitable Life Assurance Society of the United States ("Equitable") covering an indefinite number of units of interest in Separate Account FP to be issued in connection with Incentive Life Plus(TM) (policy form no. 94-300), flexible premium variable life insurance policies ("Policies") which were originally offered and issued by Equitable Variable Life Insurance Company ("Equitable Variable"), most recently pursuant to a prospectus dated May 1, 1996. Equitable Variable is to be merged into Equitable on January 1, 1997 and on such date, Equitable will assume Equitable Variable's obligations under the Policies and will continue to collect premiums thereunder.

      I hereby consent to the filing of my opinion dated April 22, 1996 (the "Opinion") (originally filed as an exhibit to Post-Effective Amendment No. 4 to Equitable Variable's Registration Statement on Form S-6, File No. 33-83948) as an exhibit to Equitable's Registration Statement and to the reference to my name under the heading "Accounting and Actuarial Experts" in the Prospectus. The references to the "Prospectus" in the Opinion and in this consent are to the prospectus dated May 1, 1996 filed in Equitable's Registration Statement, and the Opinion speaks as of its date.

                                                 Very truly yours,


                                                 _______________________________
                                                 Barbara Fraser,
                                                 F.S.A., M.A.A.A.
                                                 Vice President
                                                 The Equitable Life Assurance
                                                 Society of the United States

44941/BFP-1.doc